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                                                                    EXHIBIT 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 1999 included in SEMCO Energy, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Detroit, Michigan,
 June 11, 1999.
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                        [ARTHUR ANDERSEN LLP LETTERHEAD]

To SEMCO Energy, Inc.:

     We are aware that SEMCO Energy, Inc. has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1999, which includes our report dated April 20, 1999, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

                                                         /s/ Arthur Andersen LLP

Detroit, Michigan,
 June 11, 1999.